Exhibit 10.5
FINGERHUT DIRECT MARKETING, INC.
2008 EQUITY AND INCENTIVE PLAN
1. DEFINED TERMS
     Exhibit A, which is incorporated by reference, defines the terms used in the Plan and in the Award Agreements.
2. PURPOSE
     The Plan has been established to advance the interests of the Company and its Affiliates by providing for the grant of Awards to Participants.
3. ADMINISTRATION
     The Committee has discretionary authority, subject only to the express provisions of the Plan and the Award Agreements, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Except as otherwise provided by the express terms of an Award Agreement, all determinations of the Committee made under the Plan will be conclusive and will bind all parties.
4. LIMITS ON AWARDS UNDER THE PLAN
     a. Number of Shares. Subject to adjustment as provided in Section 11, the number of shares of Common Stock of the Company that may be issued or transferred (i) upon the exercise of Stock Options, (ii) in payment of Stock Appreciation Rights, (iii) as shares of Restricted Stock, (iv) in payment of Restricted Stock Units, (v) in payment of Other Stock-Based Awards, or (vi) as or pursuant to any other Awards contemplated by the Plan shall not exceed in the aggregate [152,312,347] Shares, which maximum number will be increased by the following: (A) the number of Shares reserved for issuance and not subject to outstanding awards under each Rolled-Up Plan as of the Effective Date; (B) the number of Shares relating to awards outstanding under any Rolled-Up Plan as of the Effective Date that (1) expire, or are forfeited, terminated or cancelled, without the issuance of Shares, (2) are settled in cash in lieu of Shares, or (3) are exchanged prior to the issuance of Shares, for awards not involving Shares; and (C) if the exercise price of any stock option outstanding under any Rolled-Up Plan as of the Effective Date is, or the tax withholding requirements with respect to any award outstanding under any Rolled-Up Plan as of the Effective Date are, satisfied by withholding Shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of Shares already owned, the number of Shares equal to the withheld or transferred Shares.
     b. Reuse of Shares. Under the Plan, (i) if all or any portion of an Award expires, or is forfeited, terminated or cancelled, without the issuance of Shares, or is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares, the number of Shares expired, forfeited, terminated or cancelled, or settled or exchanged, as the case may be, will again be available for issuance or transfer under the Plan; (ii) if the exercise price of any Stock Option granted under the Plan is, or the tax withholding requirements with respect to any Award granted under the Plan are, satisfied through the withholding by the Company of Shares otherwise then deliverable in respect of such Award or actual or constructive transfer to the Company of Shares already owned, a number of Shares equal to such withheld or transferred Shares will again be available for issuance or transfer under the Plan; and (iii) if a Stock Appreciation Right is exercised and settled in Shares, a number of Shares equal to the difference between the total number of Shares for which the Stock Appreciation Right was exercised and the number of Shares actually issued or transferred will again be available for issuance or transfer under the Plan, with the result being that only the number of Shares actually issued or transferred upon exercise of the Stock Appreciation Right are counted against the maximum number of Shares available for issuance or transfer under the Plan.
     c. Type of Shares. Common Stock delivered under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company or any of its Affiliates and may include fractional shares of Common Stock.
5. ELIGIBILITY AND PARTICIPATION
     The Committee, based upon recommendations of the Company and its Affiliates, will select Participants from among those Employees, Non-Employee Directors and consultants of the Company or its Affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and its Affiliates.
6. RULES APPLICABLE TO STOCK OPTIONS
     a. General.
          1. Stock Option Provisions. The Committee will determine the terms of all Stock Options, subject to the limitations provided herein, and shall furnish to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Stock Option. By entering into an Award Agreement, the Participant agrees to the terms of the Stock Option and of the Plan, to the extent not inconsistent with the express terms of the Award Agreement. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Committee.
          2. Transferability. Except as the Committee otherwise expressly provides, Stock Options may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime, except as the Committee otherwise expressly provides, may be exercised only by the Participant.
          3. Vesting, Etc. The Committee may determine the time or times at which a Stock Option will vest or become exercisable and the terms on which a Stock Option requiring exercise will remain exercisable. Without limiting the foregoing, the Committee may at any time accelerate the vesting or exercisability of a Stock Option, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Committee expressly provides otherwise in an Award Agreement, immediately upon the cessation of a Participant’s Employment all Stock Options will cease to be exercisable and will terminate, except that:
     (A) subject to (B) and (C) below, all Stock Options held by the Participant or the Participant’s permitted transferees (as determined by reference to the applicable Award Agreement), if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the shorter of (i) a period of 90 days or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate;
     (B) all Stock Options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or Disability, to the extent then exercisable, will remain exercisable for the shorter of (i) the twelve (12) month period following the Participant’s death or Disability or (ii) the period ending on the latest date on which such Stock Options could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate; and
     (C) all Stock Options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if such cessation of Employment was for Cause.
          4. Taxes. The Committee will make such provision for the withholding of taxes as it deems necessary. The Committee may, but need not, hold back Shares from a Stock Option or permit a Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).
          5. Dividend Equivalents, Etc. To the extent consistent with Section 409A of the Code, the Committee may in its sole discretion provide for the payment of amounts in cash, or for other adjustments to a Stock Option, upon an Adjustment Event, with respect to Common Stock subject to a Stock Option.
          6. Term. The term during which any Stock Option granted under the Plan may be exercised shall be established in each case by the Committee, provided, however, in no event shall any Stock Option be exercisable during a term of more than 10 years after the date on which it is granted.
          7. Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued Employment with the Company or its Affiliates, continued participation in the Plan, or any rights as a stockholder except as to Shares actually issued under the Plan.

     b. Exercise.
          1. Time And Manner Of Exercise. Unless the Committee expressly provides otherwise, a Stock Option permitting exercise by the holder will not be deemed to have been exercised until the Committee receives a notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Stock Option. If the Stock Option is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Stock Option has the right to do so.
          2. Exercise Price. Except as otherwise permitted pursuant to Section 6(a)(5) or Section 11(b)(1) hereof, the exercise price of a Stock Option will not be less than the Fair Market Value of the Common Stock subject to the Stock Option, determined as of the date of grant.
          3. Payment Of Exercise Price. Where the exercise of a Stock Option is to be accompanied by payment, the Committee may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Committee, or (b) if so permitted by the Committee, (i) through the delivery of Shares that have a Fair Market Value equal to the exercise price, except where payment by delivery of Shares would adversely affect the Company’s results of operations under Generally Accepted Accounting Principles or where payment by delivery of Shares outstanding for less than six months would require application of securities laws relating to profit realized on such Shares, (ii) where permitted by law, by delivery to the Company of a promissory note of the person exercising the Stock Option, payable on such terms as are specified by the Committee, (iii) at such time, if any, as the Common Stock is publicly traded, through a broker-assisted exercise program acceptable to the Committee, (iv) by other means acceptable to the Committee, or (v) by means of withholding of Shares with an aggregate Fair Market Value equal to (A) the aggregate exercise price and (B) unless the Company is precluded or restricted from doing so under debt covenants, minimum statutory withholding taxes with respect to such exercise, or (vi) by any combination of the foregoing permissible forms of payment. The delivery of Shares in payment of the exercise price under clause (b)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe.
7. RULES APPLICABLE TO STOCK APPRECIATION RIGHTS
     a. The Committee may grant either unrelated Stock Appreciation Rights or related (tandem) Stock Appreciation Rights as follows:
          1. The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan, provided, however, that in no event shall (i) the exercise price of the Shares subject to the Stock Appreciation Right be less than the Fair Market Value per Share on the grant date of such Stock Appreciation Right, or (ii) the period to exercise the Stock Appreciation Right exceed ten (10) years as measured from the date of grant. The holder of a Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Award Agreement, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefore, in either Shares or cash, as the Committee shall determine in the Award Agreement or otherwise, an amount equal to the excess (if any) of (x) the aggregate Fair Market Value of the Shares subject to the Stock Appreciation Right or portion thereof surrendered, determined as of the exercise date, over (y) the aggregate exercise price of the Shares subject to the Stock Appreciation Right or portion thereof surrendered.
          2. The Committee may grant a related Stock Appreciation Right in connection with all or any part of a Stock Option granted under the Plan, either at the time such Stock Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Stock Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan, provided, however, that in no event shall the exercise price of the Shares subject to the Stock Appreciation Right be less than the Fair Market Value per Share on the grant date of such Stock Appreciation Right. The holder of a related Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Award Agreement, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related Stock Appreciation Right, but only to the extent that the related Stock Option is then exercisable, and to be paid therefor, in either Shares or cash, as the Committee shall determine in the Award Agreement or otherwise, an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the Shares subject to the related Stock Appreciation Right or portion thereof surrendered, determined as of the exercise date, over (ii) the aggregate exercise price of the Shares subject to the Stock Appreciation Right or portion thereof surrendered. Upon any exercise of a related Stock Appreciation Right or any portion thereof, the number of Shares subject to the related Stock Option shall be reduced by the number of Shares in respect of which such Stock Appreciation Right shall have been exercised. Upon any exercise of a Stock Option or portion thereof, the number of Shares subject to any related Stock Appreciation Right shall be reduced by the number of Shares in respect of which such Stock Option shall have been exercised.
     b. The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine.
8. RULES APPLICABLE TO RESTRICTED STOCK
     a. Grant of Restricted Stock. The Committee may grant Awards of Restricted Stock, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the vesting requirements described herein). The Committee shall determine the price, which, to the extent required by law, shall not be less than par value of the shares of Restricted Stock, to be paid by the Participant for each share of Restricted Stock subject to the Award. Each Award Agreement with respect to such Award shall set forth the amount (if any) to be paid by the Participant with respect to such Award and when and under what in circumstances such payment is required to be made.

     b. Vesting. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.
     c. Stock Certificates. The Committee may, upon such terms and conditions as the Committee determines, provide that a certificate or certificates representing the Shares underlying a Restricted Stock Award shall be registered in the Participant’s name and bear an appropriate legend specifying that such Shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, and that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such Shares become vested or are forfeited.
     d. Voting / Dividends. If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Common Stock received as a dividend on or in connection with a stock split of the Shares underlying a Restricted Stock Award shall be subject to the same restrictions as the Shares underlying such Restricted Stock Award.
     e. Termination of Employment. Upon the termination of a Participant’s Employment with the Company and its Affiliates, the Restricted Stock granted to such Participant shall be subject to the terms and conditions specified in the applicable Award Agreement.
9. RULES APPLICABLE TO RESTRICTED STOCK UNITS
     a. General. The Committee may grant Restricted Stock Units, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Agreement. The vesting of a Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Affiliate and/or upon such other criteria as the Committee may determine in its sole discretion.
     b. Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit there shall be delivered to the Participant, as soon as practicable following the date on which such Award (or any portion thereof) vests (but in no event later than two and one-half (2 1/2) months following the end of the calendar year in which such Award vests), subject to Section 11, that number of Shares equal to the number of Restricted Stock Units that have vested (or the cash equivalent thereof in the case of a cash-settled award).
     c. Transferability. Except as provided in the applicable Award Agreement, a Restricted Stock Unit may not be assigned, transferred or otherwise encumbered or disposed of by the Participant. Subject to the requirements of Code Section 409A, Restricted Stock Units may provide the Participant with the right to receive dividend equivalent payments with respect to Shares subject to the Award (both before and after the Award is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.
     d. Termination of Employment. Upon the termination of a Participant’s Employment with the Company and its Affiliates, the Restricted Stock Units granted to such Participant shall be subject to the terms and conditions specified in the applicable Award Agreement.
10. RULES APPLICABLE TO OTHER STOCK- OR CASH-BASED AWARDS
     The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards under terms and conditions specified by the Committee in the applicable Award Agreement. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the achievement of performance goals, and, if so granted, such goals shall relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Payments earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate.
11. EFFECT OF CERTAIN TRANSACTIONS
     a. Change Of Control. Except as otherwise provided in an Award Agreement, in the event of a Change of Control in which there is an acquiring or surviving entity, the Committee may, unless the Committee determines that doing so is inappropriate or unfeasible, provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as preserve the intrinsic value of the Award in the Committee’s good faith determination. In the event of a Change of Control (whether or not there is an acquiring or surviving entity) in which there is no assumption or substitution as to some or all outstanding Awards, the Committee shall preserve the intrinsic value of the Awards, provide for treating as satisfied any time-based vesting condition on any such Award or for the accelerated delivery of Shares or cash, as the case may be, issuable under each such Award, or cancel any Award and, in connection therewith, pay an amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) which, in the case of Stock Options, shall equal the excess, if any, of the Fair Market Value of the Shares subject to such Stock Options over the aggregate exercise price of such Stock Options, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise or cancellation of the Award or the issuance of the Shares, as the case may be, to participate as a stockholder in the Change of Control. Except as otherwise provided in an Award Agreement, each Award (unless assumed pursuant to the first sentence of this Section 11(a)), will terminate upon consummation of the Change of Control.

     b. Changes In, Distributions With Respect To And Redemptions Of Common Stock.
          1. Basic Adjustment Provisions. In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event (other than those described in Section 11(a)), the Committee shall, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of Shares that may be delivered under the Plan under Section 4(a) and shall also make appropriate adjustments to the number and kind of shares of stock, securities or other property (including cash) subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
          2. Certain Other Adjustments. The Committee will also make adjustments of the type described in paragraph (1) above to take into account distributions to stockholders other than those provided for in Section 11(a) and 11(b)(1), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.
          3. Continuing Application of Plan Terms. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 11.
12. LIMITATION ON BENEFITS
     Notwithstanding anything contained in the Plan or an Award Agreement to the contrary if, whether as a result of accelerated vesting or otherwise, a Participant would receive any payment, deemed payment or other benefit under the Plan that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under Section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under the Plan shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive, the Company will use its good faith efforts to seek the approval of the Company’s shareholders in the manner provided for in Section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 12).
13. LEGAL CONDITIONS ON DELIVERY OF COMMON STOCK

     The Company shall, prior to delivering Shares pursuant to the Plan or removing any restriction from Shares previously delivered under the Plan, ensure that (a) all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved, and (b) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance. The Company and its Affiliates will be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan upon satisfaction or waiver of the conditions set forth in the preceding sentence and all other conditions of the Award Agreement. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may in good faith recommend to avoid violation of such Act. The Company may require that certificates evidencing Common Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Common Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.
14. AMENDMENT AND TERMINATION
     The Committee, in its sole and absolute discretion, may at any time or times amend or alter the Plan or any outstanding Award and may at any time terminate or discontinue the Plan as to any future grants of Awards; provided, that the Committee may not, without the Participant’s consent, amend or terminate the terms of an Award or the Plan so as to affect adversely the Participants’ or a Participant’s rights under an Award or the Plan. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code), as determined by the Committee.
15. WAIVER OF JURY TRIAL
     By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection. therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative or attorney of the Company or any Affiliate has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.
16. ESTABLISHMENT OF SUB-PLANS
     The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.
17. SECTION 409A
     Awards under the Plan are intended to either be exempt from, or to comply with Code Section 409A, and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A in a manner that could result in the acceleration of income or the imposition of an additional tax under Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of Awards or (ii) comply with the requirements of Code Section 409A.
18. GOVERNING LAW
     Except as otherwise provided by the express terms of an Award Agreement or under a sub-plan described in Section 16, the provisions of the Plan and of Awards under the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

EXHIBIT A
Definitions of Terms
The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
     “Adjustment Event”: Either (i) a cash dividend with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following a Public Offering, or (ii) a substantially pro rata redemption or substantially pro rata repurchase by the Company, of all or part of any class of stock of the Company.
     “Affiliate”: A Parent or Subsidiary of the Company.
     “Award”: Any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based or Other Cash-Based Award granted pursuant to the Plan.
     “Award Agreement”: A written agreement between the Company and the Participant evidencing an Award, which may, but need not, be executed or acknowledged by a Participant. “Board”: The Board of Directors of the Company.
     “Cause”: “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company, its Affiliates or any of their successors, if such agreement exists and contains a definition of Cause; otherwise Cause shall mean (i) a Participant being charged with a felony or convicted of any criminal misdemeanor or more serious act; (ii) any intentional and/or willful act of fraud or dishonesty by a Participant related to or connected with Participant’s employment by the Company or any of its Affiliates, (iii) the willful and/or continued failure, neglect or refusal by Participant to perform his or her employment duties with the Company or any of its Affiliates, (iv) a material violation of the Company’s or an Affiliate’s policies or code of conduct, or (v) the willful and/or material breach by Participant of any agreement between Participant and the Company or any of its Affiliates, including but not limited to an employment agreement or a noncompetition agreement. The Committee shall, unless otherwise provided in the Award Agreement or any employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final and binding.
     “Change of Control”: Any of the following: (a) a majority of the directors of the Company shall be persons other than persons (i) for whose election proxies shall have been solicited by the Board or (ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, (b) 50% or more of the voting power of the outstanding shares of all classes and series of capital stock of the Company entitled to vote in the general election of directors of the Company, voting together as a single class (the “Voting Stock”) is acquired or beneficially owned (as defined in Rule 13d 3 promulgated under the Exchange Act)) by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)

other than (i) an entity in connection with a Business Combination in which clauses (x) and (y) of subparagraph (c) apply, except such an acquisition by the Participant, any group of which the Participant is a member, or any entity of which the Participant is an affiliate (as defined in Rule 12(b)(2) promulgated under the Exchange Act), or (ii) a licensed broker/dealer or licensed underwriter who purchases shares of Voting Stock pursuant to an underwritten public offering solely for the purpose of resale to the public, (c) the consummation of a merger or consolidation of the Company with or into another entity, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, beneficially owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (y) no person, entity or group beneficially owns, directly or indirectly, 50% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than (1) a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity, or (2) the Participant or any group of which the Participant is a member or any entity of which the Participant is an affiliate), or (d) approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.
     “Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
     “Committee”: The Board or, if one or more has been appointed, a committee of the Board. The Committee may delegate ministerial tasks to such persons as it deems appropriate.
     “Common Stock”: Common shares of the Company, par value $.00001 per share. “Company”: Fingerhut Direct Marketing, Inc.
     “Disability”: With respect to any Participant, that such Participant (i) as determined by the Committee in its sole discretion, is unable to engage in his or her occupation by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or an Affiliate thereof.

     “Effective Date”: The date of approval of the Plan by the Board.
     “Employee”: Any person who is employed by the Company or an Affiliate.
     “Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. A Participant who receives an Award in his or her capacity as an Employee will be deemed to terminate Employment when the employee-employer relationship with the Company and its Affiliates ceases, provided such termination of Employment constitutes a “separation from service” within the meaning of Code Section 409A. A Participant who receives an Award in any other capacity will be deemed to continue Employment so long as the Participant is providing services in such capacity and does not incur a “separation from service” within the meaning of Code Section 409A. Except with respect to Awards subject to Code Section 409A, if a Participant’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.
     “Exchange Act”: the Securities Exchange Act of 1934, as amended.
     “Fair Market Value”: “Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Committee in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, the fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if both bid and ask prices were not reported on such date, on the last date preceding such date on which both bid and ask prices were reported.
     “Non-Employee Director”: A member of the Board who is not employed by the Company or an Affiliate.
     “Other Cash-Based Award”: Cash awarded under Section 10, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.
     “Other Stock-Based Award”: A right or other interest granted to a Participant under Section 10 of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Common Stock from the Company containing terms and conditions prescribed by the Committee.
     “Parent”: Any entity which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.
     “Participant”: A person who is granted an Award under the Plan.
     “Plan”: Fingerhut Direct Marketing, Inc. 2008 Equity and Incentive Plan, as from time to time amended and in effect.
     “Public Offering”: a public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.
     “Restricted Stock” or “Restricted Stock Award”: Shares awarded to a Participant under Section 8, as compensation for services to the Company, that are subject to vesting restrictions.
     “Restricted Stock Unit”: A contractual right awarded to a Participant under Section 9 to receive a number of Shares or an amount of cash equal to the value of that number of Shares corresponding to the number of units granted to a Participant, without payment, as compensation for services to the Company.
     “Rolled-Up Plan”: Each of the following: (i) Fingerhut Direct Marketing, Inc. 2003 Equity Incentive Plan and (ii) Fingerhut Direct Marketing, Inc. Amended and Restated 2005 Non-Employee Directors Equity Compensation Plan.
     “Shares”: Shares of Common Stock.
     “Stock Appreciation Right”: The right, granted to a Participant under Section 7, to be paid an amount measured by the appreciation in the Fair Market Value of a Share from the date of grant to the date of exercise of the right, with payment to be made in cash and/or Shares, as specified in the Award Agreement or determined by the Committee.
     “Stock Option”: A right, granted to a Participant under Section 6, to acquire Shares upon payment of the exercise price. For purposes of the Plan, a Stock Option may only be a “non-qualified stock option.” No “incentive stock option,” within the meaning of Section 422 of the Code, may be granted under the Plan.
     “Subsidiary”: A “subsidiary corporation” within the meaning of Section 424(f) of the Code.